UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 13, 2023, 3D Systems Corporation (“3D Systems” or the “Company”) delivered to Stratasys Ltd., an Israeli company (“Stratasys”), an escrow letter, dated July 13, 2023 (the “Escrow Letter”), together with an Agreement and Plan of Merger (the “Merger Agreement”) executed by the Company, Trident-Sun TopCo, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Parent”), Trident-Sun Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Company Merger Sub”), and Shemesh Printing Merger Company 2023 Ltd., an Israeli company and wholly owned subsidiary of Parent (“Stratasys Merger Sub” and together with Company Merger Sub, the “Merger Subs”), which Stratasys may countersign in accordance with, and subject to, the terms of the Escrow Letter.

Escrow Letter. The Escrow Letter is intended to provide assurance to the board of directors of Stratasys (the “Stratasys Board”) that, as long as they satisfy the conditions set forth in the Escrow Letter (including delivery of its executed signature page to the Merger Agreement) prior to the termination of the Escrow Letter, then the Merger Agreement shall be fully executed, binding and effective. Specifically, the Escrow Letter provides that the Merger Agreement shall be fully executed, binding and effective upon the occurrence of both of the following: (i) the termination of the Agreement and Plan of Merger between Stratasys, Tetris Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Stratasys, and Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”) dated as of May 25, 2023 (the “Desktop Metal Merger Agreement”), other than a termination due to a breach by Stratasys of its representations, warranties or covenants or a Willful Breach (as defined in the Desktop Metal Merger Agreement) by Stratasys under the Desktop Metal Merger Agreement (a “Qualifying Termination”), and (ii) the subsequent execution and delivery by Stratasys of its executed signature page to the Merger Agreement to the Company. Unless and until both of the above shall have occurred, the Merger Agreement shall be of no force or effect and shall not give rise to any obligation of any kind.

Escrow Letter Termination. The Escrow Letter will terminate on the earliest date of any of the following: (i) the failure of Stratasys to execute and deliver the Merger Agreement by 5:00 p.m. Eastern Time on the earlier of August 28, 2023 or the third business day following the earlier of (a) the conclusion of the Stratasys shareholders’ meeting to vote on the Desktop Metal Merger Agreement and (b) the occurrence of a Qualifying Termination; (ii) the receipt of the Stratasys shareholder approval for the Desktop Metal Merger Agreement; (iii) the modification of the Desktop Metal Merger Agreement to remove the requirement to obtain the Stratasys shareholder approval for the Desktop Metal Merger Agreement; (iv) the consummation of any business combination transaction or asset sale transaction between or involving Stratasys and Desktop Metal; or (v) the existence of a Willful Breach (as defined in the Desktop Metal Merger Agreement) or any breach, inaccuracy or noncompliance in any material respect (in each case, disregarding any waivers, consents and notice requirements) on the part of Stratasys in connection with any representation, warranty, covenant or agreement in the Desktop Metal Merger Agreement.

Merger Agreement. The Merger Agreement, if and when executed by Stratasys in accordance with, and subject to, the terms of the Escrow Letter described above, provides for a business combination transaction involving the Company, Parent, the Merger Subs and Stratasys on the following terms and conditions.

Transaction Structure. Pursuant to and subject to the terms and conditions of the Merger Agreement, (i) Company Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger as a wholly owned subsidiary of Parent (the “Company Merger”) and (ii) immediately following the Company Merger, Stratasys Merger Sub will merge with and into Stratasys, with Stratasys as the surviving company in the merger as a wholly owned subsidiary of Parent (the “Stratasys Merger” and, together with the Company Merger, the “Mergers”).

Merger Consideration. Subject to the terms and conditions set forth in the Merger Agreement, (i) at the effective time of the Company Merger (the “Company Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Company Effective Time (other than shares of Company Common Stock that are subject to Company RSA Awards (as defined below) or are owned or held (x) in treasury or otherwise owned by the Company or any of its subsidiaries or (y) by Stratasys) will be converted into one share of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) and (ii) at the effective time of the Stratasys Merger (the “Stratasys Effective Time”), each ordinary share, with a nominal amount of NIS 0.01 each, of Stratasys (“Stratasys Ordinary Share”) issued and outstanding immediately prior to the Stratasys Effective Time (other than Stratasys Ordinary Shares owned or held (x) in treasury, (y) by the Company, Parent or the Merger Subs or (z) by any subsidiary of Stratasys) will be converted into the right to receive:

•	a combination of (i) $7.50 in cash, without interest (the “Per Share Cash Amount”), and (ii) 1.5444 shares of Parent Common Stock (the “Exchange Ratio”);

•

an amount in cash, without interest, equal to the sum of (i) the Per Share Cash Amount plus (ii) the product of (a) the Exchange Ratio multiplied by (b) the volume-weighted average closing price of one share of Company Common Stock on the NYSE for the period of five consecutive trading days ending on the second full trading day preceding the closing date (the “Parent Common Stock Reference Price”); or

•	a number of Parent Common Stock equal to (i) the Exchange Ratio plus (ii) the quotient of (a) the Per Share Cash Amount divided by (b) the Parent Common Stock Reference Price,

in each case at the election of the holder of such Stratasys Ordinary Share, subject to certain election and proration mechanics, and, immediately following such conversion, will be automatically cancelled and cease to exist. The aggregate cash consideration and the aggregate stock consideration that will be issued to Stratasys shareholders will not vary as a result of individual election preferences.

Company Stock Options. Pursuant to the Merger Agreement, at the Company Effective Time, each option to purchase Company Common Stock (each, a “Company Option”) outstanding immediately prior to the Company Effective Time will be automatically assumed by Parent and converted into a Parent Option to purchase the same number of shares of Parent Common Stock on the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable under the Company equity plan relating to such Company Option immediately prior to the Company Effective Time (but otherwise subject to the terms and conditions of the Company equity plans), at the same per share exercise price of such Company Option.

Company Restricted Stock Unit Awards. Pursuant to the Merger Agreement, at the Company Effective Time, each restricted stock unit award of the Company (each, a “Company RSU Award”) outstanding immediately prior to the Company Effective Time will be automatically assumed by Parent and converted into a Parent RSU Award to receive, on the same terms and conditions (including the same vesting terms and conditions) as were applicable under the Company equity plan relating to such Company RSU Award immediately prior to the Company Effective Time, the same number of shares of Parent Common Stock.

Company Restricted Stock Awards. Pursuant to the Merger Agreement, at the Company Effective Time, each restricted stock award of the Company (each, a “Company RSA Award”) outstanding immediately prior to the Company Effective Time will be automatically assumed by Parent and converted into a restricted stock award (each, a “Parent RSA Award”) covering, on the same terms and conditions (including the same vesting terms and conditions) as were applicable under the Company equity plan relating to such Company RSA Award immediately prior to the Company Effective Time, the same number of shares of Parent Common Stock.

Stratasys Stock Options. Pursuant to the Merger Agreement, at the Stratasys Effective Time, each option to purchase Stratasys Ordinary Shares (each, a “Stratasys Option”) outstanding immediately prior to the Stratasys Effective Time will be automatically assumed by Parent and converted into an option (each, a “Parent Option”) to purchase a number of shares of Parent Common Stock on substantially the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable under the Stratasys equity plan relating to such Stratasys Option immediately prior to the Stratasys Effective Time (but otherwise subject to the terms and conditions of the Stratasys equity plans), determined by multiplying (i) the number of Stratasys Ordinary Shares subject to such Stratasys Option immediately prior to the Stratasys Effective Time by (ii) (x) the Exchange Ratio plus (y) the quotient (rounded to four decimal places) of (1) the Per Share Cash Amount divided by (2) the volume-weighted average closing price (rounded to four decimal places) of one share of Company Common Stock on the NYSE for the period of five consecutive trading days ending on the second full trading date preceding the closing date (the “Parent Common Stock Reference Price”) (the product of clauses (i) and (ii), the “Stock Election Exchange Ratio”), rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Stratasys Option by the Stock Election Exchange Ratio, rounded up to the nearest whole cent.

Stratasys Restricted Stock Unit Awards. Pursuant to the Merger Agreement, at the Stratasys Effective Time, each restricted stock unit award of Stratasys (each, a “Stratasys RSU Award”) outstanding immediately prior to the Stratasys Effective Time will be automatically assumed by Parent and converted into a restricted stock unit award (each, a “Parent RSU Award”) to receive, on the same terms and conditions (including the same vesting terms and conditions) as were applicable under the Stratasys equity plan relating to such Stratasys RSU Award immediately prior to the Stratasys Effective Time, the number of shares of Parent Common Stock determined by multiplying the number of Stratasys Ordinary Shares covered by such Stratasys RSU Award immediately prior to the Stratasys Effective Time by the Stock Election Exchange Ratio, rounded down to the nearest whole number of shares.

Conditions to Closing of the Merger. The consummation of the Mergers is subject to customary closing conditions, including, among other things: (i) the requisite approvals of the Company’s stockholders and Stratasys’ shareholders having been obtained; (ii) approval of the listing of the shares of Parent Common Stock issuable to Company stockholders and Stratasys shareholders pursuant to the Merger Agreement on the New York Stock Exchange; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other regulatory approvals by applicable governmental authorities, if any; (iv) the effectiveness of the Registration Statement (as defined herein); (v) the absence of injunctions or legal restraints that have the effect of preventing the consummation of the Merger; (vi) the elapse of statutory waiting periods under Israeli law; (vii) subject to certain materiality thresholds, the accuracy of the representations and warranties made by the Company, Parent and the Merger Subs, on the one hand, and Stratasys, on the other hand, and performance or compliance in all material respects by all parties to the Merger Agreement with their respective obligations and covenants required to be performed or complied with thereunder; (viii) the absence of a material adverse effect with respect to the Company or Stratasys after the date of the Merger Agreement that is continuing; and (ix) the receipt by Parent of an exemption and no-action letter from the Israeli Securities Authority concerning the publication of a prospectus in respect of the Parent Common Stock to be issued to holders of Stratasys Ordinary Shares and the Parent RSUs and Parent Options to be issued to the holders of Stratasys equity awards.

Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among others: (i) with respect to the conduct of the business of the Company and Stratasys and their respective subsidiaries prior to the closing of the Merger; (ii) providing that the Company and Stratasys use their reasonable best efforts to obtain all necessary regulatory approvals; (iii) providing that the Company, Parent and Stratasys cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”) to be filed by Parent with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration of Parent Common Stock to be issued pursuant to the Merger Agreement, which will include a joint proxy statement of the Company and Stratasys and a prospectus of Parent relating to the transactions contemplated by the Merger Agreement (the “Joint Proxy Statement/Prospectus”), which will be distributed to the Company’s stockholders and Stratasys’ shareholders in connection with obtaining the requisite approvals thereof; and (iv) requiring that the Company and Stratasys not solicit or negotiate with third parties regarding alternative transactions, comply with certain related restrictions and cease discussions regarding alternative transactions. Additionally, each of the Company and Stratasys has agreed to include in the Joint Proxy Statement/Prospectus a recommendation of their respective board of directors to their respective equityholders that such equityholders approve the requisite transactions contemplated by the Merger Agreement. The board of directors of each of the Company and Stratasys is permitted to change its recommendation if it determines in good faith, after consultation with its outside financial advisors and legal counsel, that in response to certain intervening events or superior proposals, the failure to change its recommendation would constitute a breach of its fiduciary duties under applicable law.

Termination of the Merger Agreement. Subject to certain limited exceptions, the Merger Agreement may be terminated by: (i) mutual written consent of the Company and Stratasys; (ii) either the Company or Stratasys if any court or governmental entity of competent jurisdiction issues a final and non-appealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Mergers; (iii) either the Company or Stratasys if the transactions contemplated by the Merger Agreement are not consummated by the nine-month anniversary of the date Stratasys countersigns the Merger Agreement (the “End Date”), provided that each of the Company and Stratasys shall be entitled to extend the End Date for up to three additional three-month periods if any of the required regulatory approvals have not been obtained at the applicable End Date but all other specified conditions to the closing of the Mergers have been satisfied at such time (or are capable of being satisfied at the closing of the Merger); (iv) either the Company or Stratasys if any governmental authority that must grant a required regulatory approval under the Merger Agreement has denied approval of the Mergers and such denial has become final and non-appealable; (v) either the Company or Stratasys if the requisite approval of the Company’s stockholders or Stratasys’ shareholders is not obtained following a vote taken thereon at the applicable meeting (subject to valid adjournment and postponement of any such meeting); (vi) either the Company or Stratasys if the other party breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of the other party contained in the Merger Agreement fails to be true and correct, such that the conditions to closing of the transactions contemplated by the Merger Agreement would not be satisfied at the closing of the Mergers, and such other party has not cured such breach within 30 days of notice from the terminating party of its intent to terminate; (vii) the Company, prior to receipt of the requisite approval of Stratasys’ shareholders, if the Stratasys Board modifies its recommendation to Stratasys’ shareholders with respect to the transactions contemplated by the Merger Agreement; (viii) Stratasys, prior to receipt of the requisite approval of the Company’s stockholders, if the Company’s board of directors (the “Company’s Board”) modifies its recommendation to the Company’s stockholders with respect to the transactions contemplated by the Merger Agreement; (ix) Stratasys if Stratasys receives a Superior Proposal (as defined in the Merger Agreement), complies in all material respects with the covenants related to such Superior Proposal and enters into a definitive agreement with respect to such Superior Proposal; and (x) the Company, within 10 business days after Stratasys provides the Company with documentation, information and access to personnel relevant to evaluating Stratasys’ disclosure schedules and the supporting documents thereto, if such disclosure schedules either (a) qualify Stratasys’ representations and warranties related to its and its subsidiaries’ capitalization (subject to qualifications that are, individually or in the aggregate, de minimis) or (b) disclose information that is, or could reasonably be expected to be, individually or in the aggregate, adverse in any material respect to the Company, Stratasys, the combined company or any of their respective subsidiaries.

Termination Fees. Subject to the terms and conditions of the Merger Agreement, the Company will be required to pay Stratasys a termination fee of $32.5 million if: (i) an alternative proposal for the Company has been publicly disclosed and not withdrawn, the Merger Agreement is terminated by either the Company or Stratasys as a result of the failure to obtain the approval of the Company’s stockholders following a vote taken thereon at a meeting of the Company’s stockholders (subject to valid adjournment and postponement of any such meeting) and within twelve months of such termination, the Company enters into a definitive agreement with respect to an alternative proposal or otherwise consummates an alternative proposal; or (ii) if Stratasys terminates the Merger Agreement as a result of a change in recommendation by the Company’s Board or either party terminates the Merger Agreement as a result of the failure to obtain the approval of the Company’s stockholders following a vote taken thereon at a meeting of the Company’s stockholders (subject to valid adjournment and postponement of any such meeting) and, at the time of such termination, Stratasys was entitled to terminate the Merger Agreement as a result of a change in recommendation by the Company’s Board. Additionally, the Company will be required to reimburse Stratasys for Stratasys’ transaction-related expenses (in an amount not to exceed $10 million) if the Merger Agreement is terminated by either party as a result of the failure to obtain the approval of the Company’s stockholders following a vote taken thereon at a meeting of the Company’s stockholders (subject to valid adjournment and postponement of any such meeting) and, at the time of the termination, the Company’s Board has not made a change in recommendation (unless the approval of Stratasys’ shareholders has not been obtained following a vote thereon, subject to valid adjournment and postponement of any meeting therefore, at the time of the termination of the Merger Agreement).

Subject to the terms and conditions of the Merger Agreement, Stratasys will be required to pay the Company a termination fee of $32.5 million if: (i) an alternative proposal for Stratasys has been publicly disclosed and not withdrawn, the Merger Agreement is terminated by either the Company or Stratasys as a result of the failure to obtain the approval of Stratasys’ shareholders following a vote taken thereon at a meeting of Stratasys’ shareholders (subject to valid adjournment and postponement of any such meeting) and within twelve months of such termination, Stratasys enters into a definitive agreement with respect to an alternative proposal or otherwise consummates an alternative proposal; (ii) Stratasys has received a Superior Proposal, has complied in all material respects with the covenants related to such Superior Proposal, and enters into a definitive agreement relating to such Superior Proposal concurrently with its termination of the Merger Agreement; or (iii) if the Company terminates the Merger Agreement as a result of a change in recommendation by Stratasys’ Board or either party terminates the Merger Agreement as a result of the failure to obtain the approval of Stratasys’ shareholders following a vote taken thereon at a meeting of Stratasys’ shareholders (subject to valid adjournment and postponement of any such meeting) and, at the time of such termination, the Company was entitled to terminate the Merger Agreement as a result of a change in recommendation by Stratasys’ Board. Additionally, Stratasys will also be required to reimburse the Company for the Company’s transaction-related expenses (in an amount not to exceed $10.0 million) if the Merger Agreement is terminated by either party as a result of the failure to obtain the approval of Stratasys’ shareholders following a vote taken thereon at a meeting of Stratasys’ shareholders (subject to valid adjournment and postponement of any such meeting) and, at the time of the termination, Stratasys’ Board has not made a change in recommendation (unless the approval of the Company’s shareholders has not been obtained following a vote thereon, subject to valid adjournment and postponement of any meeting therefore, at the time of the termination of the Merger Agreement).

Subject to the terms and conditions of the Merger Agreement, and concurrent with the execution and delivery thereof by Stratasys, the Company will pay, on behalf of Stratasys, a termination fee in an amount equal to $32,500,000 to Desktop Metal in accordance with the terms of the Desktop Metal Merger Agreement (the “Desktop Metal Termination Fee”). Stratasys will be required to pay the Company an amount equal to $32,500,000 (the “Desktop Metal Termination Refund”), in addition to the Stratasys Termination Fee, if applicable, if the Merger Agreement is terminated for any of the following reasons: (i) Stratasys fails to obtain the approval of Stratasys’ shareholders following a vote taken thereon at a meeting of Stratasys’ shareholders (subject to valid adjournment and postponement of any such meeting), (ii) Stratasys breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of Stratasys contained in the Merger Agreement fails to be true and correct, such that the conditions to closing of the transactions contemplated by the Merger Agreement would not be satisfied at the closing of the Mergers, and Stratasys has not cured such breach within 30 days of notice from the terminating party of its intent to terminate; (iii) the Stratasys Board modifies its recommendation to Stratasys’ shareholders with respect to the transactions contemplated by the Merger Agreement; (iv) the transactions contemplated by the Merger Agreement are not consummated by the “End Date” (subject to valid extensions of the End Date according to the terms of the Merger Agreement), and the Company was entitled to the terminate the Merger Agreement pursuant to clauses (i), (ii), and (iii) of this paragraph; (v) Stratasys receives a Superior Proposal (as defined in the Merger Agreement), terminates the Merger Agreement and enters into a definitive agreement with regards to such Superior Proposal; or (vi) Stratasys’ disclosure schedules either (a) qualify Stratasys’ representations and warranties related to its and its subsidiaries capitalization (subject to qualifications that are, individually or in the aggregate, de minimis) or (b) disclose information that is, or could reasonably be expected to be, individually or in the aggregate, adverse in any material respect to the Company, Stratasys, the combined company or any of their respective subsidiaries.

The foregoing description of the Merger Agreement and the Escrow Letter are qualified in their entirety by the full text of the Merger Agreement and the Escrow Letter, which are attached hereto as Exhibits 99.3 and 99.4 and incorporated herein by reference. The Merger Agreement and the Escrow Letter have been attached to provide investors with information regarding their respective terms. Such documents are not intended to provide any other factual information about the Company or Stratasys. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by, or intended to be qualified by, information in the confidential disclosure letter provided by the Company to Stratasys in connection with the delivery of the Escrow Letter and Merger Agreement, the confidential letter to be provided by Stratasys to the Company, or filings and reports of each of the Company and Stratasys with the SEC. The confidential disclosure letter delivered by the Company to Stratasys contains information that modifies, qualifies and creates exceptions to certain of the Company’s representations, warranties and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement are intended to allocate risk between the Company and Stratasys rather than establishing matters as facts and will be made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Stratasys. The representations, warranties and covenants in the Merger Agreement will be made solely for the benefit of the parties to the Merger Agreement. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Stratasys’ public disclosures.

In addition, on July 13, 2023, the Company issued a press release confirming that it delivered to the Stratasys Board the Escrow Letter and the Merger Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1, and the accompanying slides referenced in the Press Release, attached hereto as Exhibit 99.2, are incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this document that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. In particular, we note that there is no assurance that a definitive agreement for the transaction referenced in this report will be entered into or consummated or that integration will be successful or synergies will be realized if such transaction were to be consummated. Business combination proposals, transactions and integrations are subject to numerous risks and uncertainties. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, except as required by law.

All references to the binding nature of the offer and merger agreement being proposed by 3D Systems, whether in this Form 8-K or a press release, presentation, other document or public statement, are subject to the contents of the Escrow Letter that has been delivered to Stratasys and is being filed as Exhibit 99.4.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities. This communication relates to a proposal which 3D Systems has made for a business combination with Stratasys. In furtherance of this proposal and subject to future developments, 3D Systems (and, if a negotiated transaction is agreed, Stratasys) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document that 3D Systems and/or Stratasys may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF 3D SYSTEMS AND STRATASYS ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, PROSPECTUS AND/OR OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. ANY DEFINITIVE PROXY STATEMENT(S) OR PROSPECTUS(ES) (IF AND WHEN AVAILABLE) WILL BE MAILED TO STOCKHOLDERS OF 3D SYSTEMS AND/OR STRATASYS, AS APPLICABLE. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by 3D Systems through the web site maintained by the SEC at http://www.sec.gov.

This document shall not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, 3D Systems and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about 3D Systems’ executive officers and directors in 3D Systems’ definitive proxy statement filed with the SEC on April 5, 2023. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 13, 2023

99.2	Slides regarding 3D Systems’ Proposal to Combine with Stratasys, dated July 13, 2023

99.3	Agreement and Plan of Merger executed and delivered by 3D Systems Corporation, Trident-Sun TopCo, Inc., Trident-Sun Merger Sub, Inc. and Shemesh Printing Merger Company 2023 Ltd. (available to be countersigned by Stratasys Ltd. pursuant to the terms of the Escrow Letter, dated July 13, 2023)*

99.4	Escrow Letter submitted by 3D Systems Corporation to Stratasys Ltd. on July 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: July 13, 2023	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary